As filed with the Securities and Exchange Commission on November 16, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3317208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart Paul
Chief Executive Officer
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan A. Murr Gibson Dunn & Crutcher, LLP 555 Mission Street, Suite 3000 San Francisco, California 94105 (415) 393-8200	Michael G. Costello Wilson Young Costello PLC Two Towne Square, Suite 901 Southfield, Michigan 48076 (313) 983-1240

Approximate date of commencement of proposed sale to the public: From time to time after this Registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value (1)	8,312,343	$3.84	(2)	$31,919,397.02	$3868.63

(1)         Consists of 5,541,562 shares of common stock held by the selling shareholder, and up to an additional 2,770,781 shares of common stock underlying warrants held by the selling shareholder. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.

(2)         Pursuant to Rule 457(c), calculated on the basis of the average of the high and low trading prices of the Registrant’s Common Stock reported on the Nasdaq Stock Market on November 13, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 16, 2018

PRELIMINARY PROSPECTUS

Up to 8,312,343 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling shareholder identified in this prospectus of up to 8,312,343 shares of our common stock, no par value (the “Shares”), consisting of: (i) 5,541,562 shares issued on October 17, 2018 to the selling stockholder in a private offering exempt from registration under Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”), and (ii) up to an additional 2,770,781 shares of common stock underlying warrants held by the selling shareholder.

The offered securities are being registered to permit the selling shareholder to sell the Shares from time to time through ordinary brokerage transactions or through any other means described in this prospectus.  The price at which the selling shareholder may sell the Shares will be determined by the prevailing market for the Shares or in negotiated transactions.  See “Plan of Distribution.”

We will not receive any proceeds from the sale of the Shares offered by the selling shareholder.  We are paying the cost of registering the Shares covered by this prospectus, as well as various related expenses. The selling stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on the Nasdaq Global Market and traded under the symbol “RMTI.” On November 15, 2018, the closing sale price of our common stock on Nasdaq was $3.89 per share. You are urged to obtain current market quotations for the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 4 of this prospectus, the applicable prospectus supplement and the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2018

Rockwell Medical, Inc.’s principal executive offices are located at 30142 Wixom Road, Wixom, Michigan 48393, our telephone number at that address is (248) 960-9009 and our Internet address is www.rockwellmed.com. The information on our Internet website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to “Rockwell,” “we,” “us,” and “our” refer to Rockwell Medical, Inc., and include its consolidated subsidiaries where the context so requires. Triferic® is a registered trademark of Rockwell Medical.

ABOUT THIS PROSPECTUS

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling shareholder.  The prospectus supplement may also add, update or change information contained in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  We recommend that you carefully read this entire prospectus and any applicable prospectus supplement, especially the section entitled “Risk Factors”, before making a decision to invest in the securities covered by this prospectus.

You should only rely on the information contained in this prospectus and any applicable prospectus supplement.  We have not authorized any person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of certain of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:

•                  the timing and commercial success of the launch of our proprietary products;

•                  the timing and success of obtaining Medicare and other third-party reimbursement approval for our products, including Dialysate Triferic and/or IV Triferic;

•                  the timing and success of filing of applications for new regulatory approvals in the United States and abroad, including for IV Triferic;

•                  future results of operations and the financial condition of the Company;

•                  our dependence on key employees and our ability to integrate new members of our management team;

•                  the timing and success of clinical studies of the Company’s drug candidates, including planned studies of Dialysate Triferic in China and a pediatric study of Dialysate Triferic;

•                  the manufacture of our products in compliance with the FDA’s current Good Manufacturing Practices; and

•                  other risks more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the shares that may be sold from time to time, and our financial statements and the notes to them, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus

Our Company

We are a specialty pharmaceutical company targeting end-stage renal disease and chronic kidney disease with products for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis.  We are also a manufacturer of hemodialysis concentrates/dialysates for dialysis providers and distributors in the United States and abroad. We supply approximately 25% of the United States domestic market with dialysis concentrates and we also supply dialysis concentrates to distributors serving a number of foreign countries, primarily in the Americas and the Pacific Rim. Substantially, all of our sales have been concentrate products and ancillary items.

Our business strategy is developing unique, proprietary renal drug therapies that we can commercialize or out-license, while also expanding our dialysis products business. These renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are designed to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience and outcome. Please refer to our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q for further details regarding our results of operations and financial position.

The Private Placement

On October 15, 2018, we entered into a securities purchase agreement (the “Private Placement”) with the selling shareholder pursuant to which we agreed to sell to the selling shareholder 5,541,562 units (with an option to purchase up to 2,015,113 additional units exercisable through October 26, 2018), with each unit consisting of one share of common stock of the Company and a warrant to purchase 50% of a share of common stock. The units were sold at $3.97 per unit, which is equivalent to the closing stock price of our common stock on October 12, 2018, the last trading day prior to entering into the securities purchase agreement. The warrants, which are not exercisable for six months from the closing have an exercise price of $4.96 per full share of common stock and have a five-year term from issuance. On October 17, 2018, we completed the sale of 5,541,562 units to the selling shareholder. No additional units were sold in the Private Placement.

In connection with the Private Placement, we agreed to file a registration statement on Form S-3 to cover the resale of the securities in the Private Placement. This prospectus forms a part of the registration statement.

THE OFFERING

Shares offered (by the Selling Shareholder)	8,312,343 shares
NASDAQ Global Market symbol	“RMTI”
Use of proceeds	We will not receive any proceeds from the sale of the shares offered hereby.
Shares outstanding as of November 8, 2018	56,977,656 shares
Risk factors

Prospective investors should carefully consider the Risk Factors incorporated by reference into this prospectus for a discussion of certain factors that should be considered before buying the shares offered hereby.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our occasional updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The number of shares being registered for sale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling shareholder.  These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

USE OF PROCEEDS

The securities offered by this prospectus are being registered for the account of the selling shareholder named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part.  Therefore, any proceeds from the sale of these securities will be received by the selling shareholder for their own account, and we will not receive any proceeds from the sale of any of the securities offered by this prospectus.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling shareholder to offer and sell the securities to the public. The selling shareholder may offer for resale some or all of its securities at the time and price that it chooses pursuant to the Plan of Distribution. On any given day, the price of our shares will be based on the market price for our shares, as quoted on the Nasdaq Global Market.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation, our by-laws, and the applicable provisions of the Michigan Business Corporation Act.  For more information on how you can obtain our certificate of incorporation and by-laws, see “Where You Can Find Additional Information.”

Our authorized capital stock is 120,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of November 8, 2018, 56,977,656 shares of common stock and no shares of preferred stock were outstanding. This description is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation and bylaws, as well as the provisions of any applicable laws.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights and shares of common stock are not redeemable. The shares of common stock presently outstanding are duly authorized, validly issued, fully paid and non-assessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

The directors of the Company serve staggered three-year terms. Directors may not be removed without cause. The amended and restated articles of incorporation also set the minimum and maximum number of directors constituting the entire board at three and fifteen, respectively, with the exact number to be determined by the board from time to time.

Our amended and restated articles of incorporation and bylaws contain provisions that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt. Our amended and restated articles of incorporation authorize the board to issue up to 120 million shares of common stock (less shares already outstanding or reserved for issuance) and up to two million shares of preferred stock without shareholder approval. In addition, the amended and restated articles of incorporation provide that shareholder action without a meeting requires the unanimous consent of the shareholders, unless the applicable action has been approved by the Board prior to execution of the shareholder consent. Our bylaws permit incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the shareholders. Furthermore, our bylaws require shareholders to give advance notice of director nominations and proposals to be presented at meetings of shareholders.

These provisions may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a shareholder who desires to participate in a business combination or elect a new director may consider them disadvantageous.

Subject to certain exceptions, Chapter 7A of the Michigan Business Corporation Act prohibits a corporation from engaging in any business combination with an interested shareholder (generally defined as a shareholder who beneficially owns 10% or more of the voting power of the Company) unless approved by (1) 90% of the votes of each class of stock entitled to vote and (2) two-thirds of the votes of each class of stock entitled to be cast by the shareholders other than the interested shareholder. We are currently not subject to Chapter 7A but may opt in at any time by resolution of our board of directors.

Listing

Our common stock is listed and traded on the Nasdaq Global Market under the symbol “RMTI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

Our Board of Directors currently has the authority, without further action by our shareholders, to issue up to 2,000,000 shares of preferred stock, $0.001 par value per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof.  These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.  In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.  No shares of preferred stock are currently outstanding.

DIVIDEND POLICY

We have not paid any cash dividend on our common shares and do not anticipate paying such dividends in the foreseeable future. The payment of dividends is within the discretion of our Board of Directors and depends upon our earnings, capital requirements, financial condition and requirements, future prospects, restrictions in future financing agreements, business conditions and other factors deemed relevant by the Board. We intend to retain earnings and any cash resources to finance our operations. Therefore, it is highly unlikely we will pay cash dividends.

SELLING SHAREHOLDER

Pursuant to the Private Placement, on October 17, 2018, we issued to the selling shareholder identified below: (i) 5,541,562 shares of common stock; and (ii) warrants to purchase up to 2,770,781 additional shares of common stock (the “Warrants”). This prospectus registers the total of 8,312,343 shares of common stock that may be offered for resale by the selling shareholder.

The selling shareholder may from time to time offer and sell pursuant to this prospectus any or all of the common stock listed below and any and all of the shares of common stock currently issuable upon exercise of the Warrants. When we refer to the “selling shareholder” in this prospectus, we mean the person listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold the selling shareholder’ interests the Shares (including through beneficial ownership of the Warrants).

The table below sets forth the name of the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder and the number of shares of common stock that may be offered pursuant to this prospectus, the number of Warrants beneficially owned by the selling shareholder and the number of shares of common stock that may be offered pursuant to this prospectus upon the exercise of the Warrants.

The information set forth below is based on information provided by or on behalf of the selling shareholder prior to the date hereof. Information concerning the selling shareholder may change from time to time. Because the selling shareholder are not obligated to sell the Shares, we cannot state with certainty the amount of our securities that the selling shareholder will hold upon consummation of any such sales.  In addition, since the date on which the selling shareholder provided this information to us, such selling shareholder may have sold, transferred or otherwise disposed of all or a portion of the Shares.

	Beneficial Ownership of Common Stock Prior to the Offering		Maximum Number of Shares of Common Stock that May Be	Beneficial Ownership of Common Stock After the Offering
Name of Selling Shareholder	Number of Shares(1)	Percent of Class (%)	Offered Pursuant to This Prospectus	Number of Shares (2)	Percent of Class (%)
The RBI Opportunities Fund, LLC (3)	5,541,562	9.7%	8,312,343	0	—

(1) Based on information contained in a Schedule 13D/A filed Richmond Brothers, Inc. on October 17, 2018. Number of shares beneficially held by the selling shareholder excludes 2,770,781 shares of common stock underlying the Warrants due to the fact that the Warrants do not become exercisable until April 17, 2019.

(2) Assumes that all the Shares of the selling shareholder covered by this prospectus (including the shares underlying the Warrants) are sold, and that the selling shareholder do not acquire any additional shares of common stock before the completion of this offering. However, because the selling shareholder can offer all, some, or none of their Shares, no definitive estimate can be given as to the number of shares that the selling shareholder will ultimately offer or sell under this prospectus.

(3) The RBI Opportunities Fund, LLC is managed by RBI PI Manager, LLC, a Delaware limited liability company (“RBI Manager”). David Richmond, as the Chairman of Richmond Brothers Inc., serves as the manager of RBI Manager. Mr. Richmond may be deemed to have the following voting and dispositive power over Company common stock: (i) sole power to vote or direct vote with respect to 5,921,269 shares; (ii) shared power to vote or direct vote with respect to 80,930 shares; (iii) sole power to dispose or direct the disposition with respect to 5,921,269 shares; and (iv) shared power to dispose or direct the disposition with respect to 5,068,091 shares.

PLAN OF DISTRIBUTION

We are registering the common shares issued and issuable upon exercise of the Warrants to permit the resale of the Shares by the selling shareholder from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholder of the common shares.  We will bear all fees and expenses incident to our obligation to register the common shares, other than underwriting discounts or commissions or agent’s commissions, which will be borne by the selling shareholder.

The selling shareholder may sell all or a portion of the common shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  sales pursuant to Rule 144;

•                  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the common shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume.  The selling shareholder may also sell common shares short and deliver common shares covered by this prospectus to close out short positions.  The selling shareholder may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.  The selling shareholder also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholder and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.  All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $30,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholder will be entitled to contribution.  We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Wilson Young Costello PLC.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, have been audited by Plante & Moran, PLLC, independent auditors, as stated in their reports which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect or copy all or any part of these materials, at prescribed rates, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Rockwell.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Rockwell to “incorporate by reference” the information it files with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Rockwell incorporates by reference the documents listed below which have been filed with the SEC:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018;

•                  Definitive proxy statement filed on Schedule 14A, as filed with the SEC on April 30, 2018;

•                  Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•                  Current Reports on Form 8-K filed with the SEC on March 13, 2018; March 21, 2018; April 19, 2018; May 23, 2018; May 25, 2018; June 7, 2018; June 19, 2018; June 21, 2018; June 27, 2018; July 13, 2018; July 25, 2018; July 30, 2018; August 3, 2018; August 7, 2018; August 8, 2018; August 14, 2018; September 4, 2018; October 12, 2018; October 19, 2018 and November 2, 2018; and

•                  The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of filing of this prospectus but before the termination of this offering are deemed to be incorporated by reference into this prospectus and will constitute a part of this prospectus from the date of filing of those documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of the prospectus. Information that we file later with the SEC will automatically update and supersede previously filed information. Any statement that is so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Rockwell will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, including any exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary, at our principal executive offices, located at 30142 Wixom Road, Wixom, Michigan 48393 (telephone number: (248) 960-9009).

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

Amount to be Paid
SEC registration fee	$3,869
Accounting fees and expenses	10,000
Legal fees and expenses	10,000
Printing fees	2,500
Miscellaneous	3,631
Total	$30,000

Item 15. Indemnification of Directors and Officers.

The Michigan Business Corporation Act, as amended (the “MBCA”), authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of our amended and restated bylaws relating to indemnification of directors and officers generally provide that present and former directors and officers will be indemnified to the fullest extent permissible under Michigan law. Our amended and restated bylaws also provide for the advancement of expenses incurred in connection with legal proceedings at the request of a director or officer, provided he or she furnishes us with a written undertaking to repay such advance if it is ultimately determined that he or she did not meet the standard of conduct required for indemnification under Michigan law.

The MBCA also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts. The provisions of our amended and restated articles of incorporation limit director liability to the maximum extent currently permitted by Michigan law.

Section 567 of the MBCA authorizes us to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of us or who serves at the request of us as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not we would have the power to indemnify him or her under our amended and restated bylaws or the laws of the State of Michigan. We maintain a directors’ and officers’ insurance policy.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2013).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 13, 2018).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 19, 2018)

10.82	Securities Purchase Agreement (incorporated by reference to Exhibit 10.82 to the Company’s Current Report on Form 8-K filed on October 19, 2018)

10.83	Registration Rights Agreement (incorporated by reference to Exhibit 10.83 to the Company’s Current Report on Form 8-K filed on October 19, 2018)

5.1	Opinion of Wilson Young Costello PLC

23.1	Consent of Plante & Moran, PLLC

23.2	Consent of Wilson Young Costello PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*                 To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on November 16, 2018.

ROCKWELL MEDICAL, INC.

By:	/s/ Stuart Paul
Stuart Paul
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stuart Paul and David Kull and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stuart Paul	President, Chief Executive Officer and Director	November 16, 2018
Stuart Paul	(Principal Executive and Financial Officer)

/s/ David Kull	Controller, Secretary and Treasurer	November 16, 2018
David Kull	(Principal Accounting Officer)

/s/ Benjamin Wolin	Chairman of the Board of Directors	November 16, 2018
Benjamin Wolin

/s/ Lisa N. Colleran	Director	November 16, 2018
Lisa N. Colleran

/s/ John G. Cooper	Director	November 16, 2018
John G. Cooper

/s/ Mark H. Ravich	Director	November 16, 2018
Mark H. Ravich

/s/ Robin L. Smith	Director	November 16, 2018
Robin L. Smith